                                                                    Exhibit 99.1
--------------------------------------------------------------------------------



                              MARKETING MATERIALS


                                      FOR


                              WAYPOINT FINANCIAL

                                STOCK OFFERING







Draft dated August 6, 2000

--------------------------------------------------------------------------------

                       Waypoint Financial Stock Offering
                       ---------------------------------


                               TABLE OF CONTENTS
                               -----------------

CORRESPONDENCE
--------------

Letter to Harris Savings' Voting Record Date Depositors (eligible to vote and buy)
"Closed Account" Letter (eligible to buy, not vote)
Letter to Registered Public Stockholders at Voting Record Date
Letter to "Street Name" Beneficial Owners at Voting Record Date
Potential Investor Letter (Community, Call-Ins)
Ryan, Beck "Broker Dealer" Letter
Stock Order Acknowledgment Letter
Stock Certificate Mailing Letter
Depositor Proxygram for Plan of Conversion
Stockgram Card

ADVERTISEMENTS
--------------

Tombstone Newspaper Advertisement  (optional)
Lobby Poster - Vote & Offering
Operations Center Poster
Bank Statement Vote Reminder (optional)
Community Meeting Invitation
Community Meeting Newspaper Ad

PROSPECTUS INSERT
-----------------

Q & A Section

FORMS
-----

Stock Order Form
Proxy Card - will be drafted by counsel

_______________
NOTE: These materials do not include pieces related to the Harris share exchange.

LETTER TO VOTING DEPOSITORS
[Harris Savings Bank Letterhead]



Dear Customer:

It is my pleasure to inform you of exciting changes at Harris Savings Bank. Our organization will convert from the mutual holding company corporate structure to a fully stockholder-owned structure, and we will acquire York Federal Savings and Loan Association in a stock-for-stock merger.

As part of the conversion, Waypoint Financial Corp., our newly-formed parent company, is conducting an offering of up to 26,450,000 shares of its common stock, at $10.00 per share. As an eligible Harris Savings depositor, you have the right, but no obligation, to buy Waypoint Financial common stock in the offering, before it is offered for sale to the public.

The corporate restructuring and stock offering are being conducted pursuant to a Plan of Conversion. We have received conditional regulatory approval of our Plan, but we must also receive the approval of Harris Savings' depositors. Your vote is important. The enclosed Proxy Statement describes the Plan and the business reasons for the change in corporate structure. Please vote and sign the enclosed Proxy Card(s) and return the card(s) to us promptly, using the enclosed Proxy Reply Envelope. NOT RETURNING PROXY CARDS HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

Please note that:
 .    There will be no change in the account numbers, interest rates or other terms of your deposits or loans at our bank.
 .    Your deposit accounts will continue to be insured by the Federal Deposit
     Insurance Corporation.
 .    Our management and staff will continue to serve you in the same offices.
 .    The York Federal franchise will expand our branch network in growing areas of south central Pennsylvania and northern Maryland and will result in more products, services and banking locations for our customers.
 .    After the merger, we will welcome York Federal's customers, and the newly-
     combined bank will be named Waypoint Bank. A waypoint is a nautical term used by navigators to help determine whether they are on course. We intend to remain community-oriented, helping you chart your course of financial goals.

                                                                          (over)

[LETTER TO VOTING DEPOSITORS - Continued]



Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering and merger. If you are interested in purchasing shares of stock, complete the enclosed Stock Order Form and return it, with full payment or deposit account withdrawal authorization, in the enclosed Order Reply Envelope. Stock Order Forms must be received prior to 10:00 a.m. Eastern time, on September 25, 2000.

After the offering is completed, Waypoint Financial's stock will be quoted on the Nasdaq National Market, under the symbol "____".

If you have questions regarding voting or the offering, please refer to the Questions & Answers section of the Prospectus, beginning on p. ___, or call our Stock Information Center at the number below.


Sincerely,
By Harris Savings Bank


Charles C. Pearson, Jr.
President and Chief Executive Officer


This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------
                                   Questions?
         Call our Stock Information Center toll free at (877) 902-7556
           9:00 a.m. to 4:00 p.m. Eastern time, Monday through Friday
     Located at our Operations Center, 449 Eisenhower Boulevard, Harrisburg

LETTER TO POTENTIAL INVESTORS (NON-DEPOSITORS)
[Waypoint Financial Letterhead]



Dear Friend:

It is my pleasure to inform you of an investment opportunity. Waypoint Financial Corp., a newly-formed company that will succeed Harris Financial, Inc. as the parent company of Harris Savings Bank, is conducting an offering of up to 26,450,000 shares of its common stock. The purchase price is $10.00 per share. Additional shares of Waypoint Financial common stock will be simultaneously issued as consideration in connection with our anticipated acquisition of York Financial Corp. and its subsidiary, York Federal Savings & Loan Association, in a stock-for-stock merger. The newly-combined bank will be named Waypoint Bank. A waypoint is a nautical term used by navigators to help determine whether they are on course. We intend to remain community-oriented, helping customers chart their course of financial goals.

Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering and merger. If you are interested in purchasing shares of stock, complete the enclosed Stock Order Form and return it, with full payment, in the return envelope provided. Stock Order Forms must be received prior to 10:00 a.m. Eastern time, on September 25, 2000.

At June 30, 2000, Harris Financial, Inc. had consolidated assets of $___ billion and equity of $___ million. Harris Savings' 37 full-service branches are located in five counties in Pennsylvania and one county in Maryland. At June 30, 2000, York Financial Corp. had consolidated assets of $___ billion and equity of $___ million. York Federal has 26 full-service branches located in four counties in Pennsylvania and one county in Maryland. We believe that we will benefit from increased branch penetration in these growing market areas. Harris Savings is ranked fourth and York Federal is ranked sixth in deposit market share in the five county south-central region of Pennsylvania. After the merger, Waypoint Bank will rank second in that region, and Waypoint Financial will be the second largest Pennsylvania-based thrift holding company.

                                                                          (over)

[LETTER TO POTENTIAL INVESTORS (NON-DEPOSITORS) - Continued]



After the offering is completed, Waypoint Financial stock will trade on the Nasdaq National Market, under the symbol "____".

If you have questions regarding the offering, please refer to the Questions & Answers section of the Prospectus, beginning on p. __, or call our Stock Information Center at the number below.

Sincerely,
By Waypoint Financial Corp.


Charles C. Pearson, Jr.
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------
                                   Questions?
         Call our Stock Information Center toll free at (877) 902-7556
           9:00 a.m. to 4:00 p.m. Eastern time, Monday through Friday
     Located at our Operations Center, 449 Eisenhower Boulevard, Harrisburg



_________
NOTE: This letter would be sent to "community" - ie call-ins and 1) targeted York depositors, 2) those who York directors put on a mail list, 3) York's brokerage account holders

LETTER TO CLOSED ACCOUNTS (can buy, not vote)
[Waypoint Financial Letterhead]



Dear Friend:

It is my pleasure to inform you of an investment opportunity. Waypoint Financial Corp., a newly-formed company that will succeed Harris Financial, Inc. as the parent company of Harris Savings Bank, is conducting an offering of up to 26,450,000 shares of its common stock. The purchase price $10.00 per share. Additional shares of Waypoint Financial common stock will be simultaneously issued as consideration in connection with our anticipated acquisition of York Financial Corp. and its subsidiary, York Federal Savings & Loan Association, in a stock-for-stock merger. . The newly-combined bank will be named Waypoint Bank. A waypoint is a nautical term used by navigators to help determine whether they are on course. We intend to remain community-oriented, helping customers chart their course of financial goals.

As a Harris Savings Bank depositor on either December 31, 1998 or June 30, 2000, whose account was closed thereafter, you have the right, but no obligation, to buy common stock in the offering, before it is offered for sale to the general public.

Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering and merger. If you are interested in purchasing shares of stock, complete the enclosed Stock Order Form and return it, with full payment, in the return envelope provided. Stock Order Forms must be received prior to 10:00 a.m. Eastern time, on September 25, 2000.

At June 30, 2000, Harris Financial, Inc. had consolidated assets of $___ billion and equity of $___ million. Harris Savings' 37 full-service branches are located in five counties in Pennsylvania and one county in Maryland. At June 30, 2000, York Financial Corp. had consolidated assets of $___ billion and equity of $____ million. York Federal has 26 full-service branches located in four counties in Pennsylvania and one county in Maryland. We believe that we will benefit from increased branch penetration in these growing market areas. Harris Savings is ranked fourth and York Federal is ranked sixth in deposit market share in the five county south-central region of Pennsylvania. After the merger, Waypoint Bank will rank second in that region, and Waypoint Financial will be the second largest Pennsylvania-based thrift holding company.

                                                                          (over)

[LETTER TO CLOSED ACCOUNTS - Continued]



After the offering is completed, Waypoint Financial stock will be quoted on the Nasdaq National Market, under the symbol "____".

If you have questions regarding the offering, please refer to the Questions & Answers section of the Prospectus, beginning on p. __, or call our Stock Information Center at the number below.


Sincerely,
By Waypoint Financial Corp.


Charles C. Pearson, Jr.
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------
                                   Questions?
         Call our Stock Information Center toll free at (877) 902-7556
           9:00 a.m. to 4:00 p.m. Eastern time, Monday through Friday
     Located at our Operations Center, 449 Eisenhower Boulevard, Harrisburg

LETTER TO REGISTERED PUBLIC STOCKHOLDERS
[Harris Financial, Inc. Letterhead]



Dear Stockholder:

In 1994, Harris Savings Bank reorganized into the mutual holding company form of organization, and we conducted our initial public offering. We are now completing the transition to full public ownership through another stock offering. Pursuant to a Plan of Conversion, our mutual holding company will cease to exist, and its ownership interest in Harris Financial, Inc. will be offered for sale in a common stock offering by our newly-formed company, Waypoint Financial Corp., which will succeed Harris Financial as the holding company for Harris Savings Bank. Additional shares of Waypoint Financial common stock will be simultaneously issued in connection with our anticipated acquisition of York Financial Corp., headquartered in York, Pennsylvania, in a stock-for-stock merger. The newly-combined bank will be named Waypoint Bank. A waypoint is a nautical term used by navigators to help determine whether they are on course. We intend to remain community-oriented, helping customers chart their course of financial goals.

We are soliciting our stockholders' votes on three interdependent matters: the Plan of Conversion, the related holding company re-chartering from state-to-federal charter and the merger agreement with York Financial. Included herein is a proxy statement/prospectus describing these matters and the business reasons for them. Please vote and sign the enclosed Proxy Card. Please promptly mail the card in the enclosed business reply envelope.

ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE "FOR" THE PROPOSITIONS.

Shares of Harris Financial common stock owned by you and other public stockholders at the conclusion of the conversion will be exchanged for shares of Waypoint Financial common stock pursuant to an exchange ratio described in the Proxy Statement/Prospectus, and the mutual holding company's shares of Harris Financial stock will be canceled. As soon as practicable after the completion of the conversion, each stockholder holding certificates will receive a transmittal form explaining the procedure for effecting the exchange of shares. Please do not deliver your certificates before you receive the transmittal form. Shares held in street-name, will be converted automatically at the conclusion of the
                                       -------------
conversion; no documentation is required.

In the stock offering, shares are being offered on a priority basis. Eligible depositors of Harris Savings Bank have priority in a subscription offering. Unsubscribed shares may be sold to the public in a community offering. As a stockholder of Harris Financial on August 7, 2000, you have a purchase preference over certain members of the general public in the community offering. If you choose to participate in the offering, you may do so without paying a commission. Please complete the enclosed Stock Order Form and return it in the Order Reply Envelope, along with payment. Orders must be received by 10:00 a.m. Eastern time, on September 25, 2000.

[LETTER TO REGISTERED PUBLIC STOCKHOLDERS - Continued]



After the offering is completed, Waypoint Financial stock will trade on the Nasdaq National Market, under the symbol "___".

If you have any questions, please refer to the Questions and Answers section of the prospectus/proxy statement. We look forward to continued association with you as a Waypoint Financial stockholder.

Sincerely,
By Harris Financial, Inc.


Charles C. Pearson, Jr.
President and Chief Executive Officer


This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.


___________
NOTE: This letter and the following one may be helpful for York Financial in preparing their stockholder communication.

LETTER TO "STREET NAME" BENEFICIAL OWNERS
[Harris Financial, Inc. Letterhead]

(NOTE: Beneficial owner proxy materials must be mailed through proxy delivery channels. ADP will not mail order forms, so beneficial owners are instructed in this letter to call the Stock Information Center if they wish to buy in the offering).

Dear Stockholder:

In 1994, Harris Savings Bank reorganized into the mutual holding company form of organization, and we conducted our initial public offering. We are now completing the transition to full public ownership through another stock offering. Pursuant to a Plan of Conversion, our mutual holding company will cease to exist, and its ownership interest in Harris Financial, Inc. will be offered for sale in a common stock offering by our newly-formed holding company, Waypoint Financial Corp., which will succeed Harris Financial as the holding company for Harris Savings Bank. Additional shares of Waypoint Financial common stock will be issued in connection with our anticipated acquisition of York Financial Corp., headquartered in York, Pennsylvania, in a stock-for-stock merger. The newly-combined bank will be named Waypoint Bank. A waypoint is a nautical term used by navigators to help determine whether they are on course. We intend to remain community-oriented, helping customers chart their financial goals.

We are soliciting our stockholders' votes on three interrelated matters: the Plan of Conversion, the related holding company re-chartering from state-to-federal charter and the merger agreement with York Financial. Included herein is a Proxy statement/Prospectus describing the transactions and the business reasons for the them. Please vote and sign the enclosed Proxy Card. Please promptly mail the card in the enclosed business reply envelope.

ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE "FOR" THE PROPOSITIONS.

Shares of Harris Financial common stock owned by you and other public stockholders at the conclusion of the conversion will be exchanged for shares of Waypoint Financial common stock pursuant to an exchange ratio described in the Proxy Statement/Prospectus, and the mutual holding company's shares of Harris Financial stock will be canceled. As soon as practicable after the completion of the conversion, each stockholder holding certificates will receive a transmittal form explaining the documentation required for effecting the exchange of shares. Shares held in street-name, however, will be converted automatically at the
                                                       -------------
conclusion of the conversion; no documentation is required.

In the stock offering, shares are being offered on a priority basis. Eligible depositors of Harris Savings Bank have priority in a subscription offering. Unsubscribed shares may be sold to the public in a community offering. As a stockholder of Harris Financial on August 7, 2000, you have a purchase preference over certain members of the general public in the community offering. If you choose to participate in the offering, you may do so without paying a commission. If you would like to receive a Stock Order Form and Order Reply Envelope, please call our Stock Information Center, toll free at (877) 902 - 7556. Orders must be received by 10:00 a.m. Eastern time, on September 25, 2000.

                                                                          (over)

[LETTER TO "STREET NAME" BENEFICIAL OWNERS - Continued]


After the offering is completed, Waypoint Financial stock will trade on the Nasdaq National Market, under the symbol "___".

If you have any questions, please refer to the Questions and Answers section of the prospectus/proxy statement. We look forward to continued association with you as a Waypoint Financial stockholder.

Sincerely,
By Harris Financial, Inc.


Charles C. Pearson, Jr.
President and Chief Executive Officer


This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

STOCK ORDER ACKNOWLEDGEMENT LETTER
[Waypoint Financial Letterhead]


Date

                                                             Batch No.: ________
                                                             Order No.: ________
[imprinted with name & address of subscriber]

Dear Subscriber:

This letter is to confirm that we have received your order and payment for shares of Waypoint Financial common stock. Please check the following carefully to verify that your order information is correctly reflected in our records:

Stock Registration:           Name1
-------------------
                              Name2
                              Street1
                              Street2
                              City, State, Zip
Social Security/Tax ID No.:   xxx-xx-xxxx
---------------------------
Shares Ordered:               xxx shares
---------------

If any of this information does not agree with your records, please contact our Stock Information Center at the number below.

Please note that, although the offering period ends at 10:00 a.m. Eastern time, on September 25, 2000, we are required to receive final regulatory approval before stock certificates can be mailed or trading in the stock can begin. This approval may not occur until two or three weeks after the _____/rd/ offering
                                                -----
deadline.  Your patience is appreciated.

This letter is an acknowledgment that your order and payment have been received. It is not a guarantee that your order will be filled, either completely or partially. If we receive orders for more shares of stock than are available, shares will be allocated on a priority basis, as described in our Prospectus dated _______, 2000, in the section entitled "The Conversion and Stock Offering".

Thank you for your interest in Waypoint Financial.

--------------------------------------------------------------------------------
                                  Questions?
        Call our Stock Information Center toll free at (877) 902-7556,
                            Monday through Friday,
                  from 9:00 a.m. to 4:00 p.m., Eastern time.
--------------------------------------------------------------------------------

_______________
NOTE:  Mailed by data processing agent.

STOCK CERTIFICATE MAILING LETTER
[Waypoint Financial Letterhead]



Dear Stockholder:

I would like to welcome you as a stockholder of Waypoint Financial Corp. A total of ___________ shares were purchased by investors at $10.00 per share.

Your stock certificate is enclosed. Please review it to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact our Transfer Agent:

                                   by mail:
                   [INSERT NAME & ADDRESS OF TRANSFER AGENT]

                                 or by phone:
            [INSERT TRANSFER AGENT INVESTOR RELATIONS PHONE NUMBER]

If the original stock certificate must be forwarded for reissue, it is recommended that it be sent to the Transfer Agent by registered mail. If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive stockholder communications.

If you paid for your shares by check or money order, you have received, or soon will receive, a check representing interest earned on your funds. Interest payments were calculated at Harris Savings Bank's passbook savings rate (___ %) from the date your funds were received until ________, 2000. If you paid for your shares by authorizing a withdrawal from a Harris Savings Bank deposit account, that withdrawal has now been made. Interest was earned at your account's contractual rate and credited to your account to the date of withdrawal.

We have completed the acquisition of York Financial Corp. We look forward to a prosperous future together.

Thank you for participating in our stock offering.

Sincerely,



Charles C. Pearson, Jr.
President and Chief Executive Officer

_______________
NOTE:  Mailed by transfer agent, with stock certificate.

BRANCH LOBBY POSTER - BUY & VOTE

                             TIME IS RUNNING OUT!
                We are conducting an offering of common stock!

                            UP TO 26,450,000 SHARES
                                 COMMON STOCK

                         $10 Per Share Purchase Price

           THIS OFFERING EXPIRES AT 10:00 A.M. ON September 25, 2000

                                     * * *
                         HAVE YOU CAST YOUR VOTE YET?

      We would like to remind depositors to mail in their Proxy Card(s), voting on our Plan of Conversion.

           If you have questions about the stock offering or voting,
            call our Information Center toll free at (877) 902-7556
                 Monday through Friday, 9:00 a.m. to 4:00 p.m.

The Plan of Conversion is a change to our corporate form of organization. It will not result in changes to our branches or staff or to your account relationships with us. Your deposit accounts will continue to be FDIC- insured.

Voting does not obligate you to purchase stock in our stock offering.

                          HARRIS SAVINGS BANK [LOGO]


This notice is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

TOMBSTONE NEWSPAPER ADVERTISEMENT (Optional)



                           Waypoint Financial [LOGO]
                   (Holding Company for Harris Savings Bank)



                            Up to 26,450,000 SHARES
                                 Common Stock




                                     PRICE
                               $10.00 Per Share



Waypoint Financial Corp., newly-formed to replace Harris Financial, Inc. as the holding company for Harris Savings Bank, is conducting an offering of common stock. Shares may be purchased directly from Waypoint Financial during the offering period.

This offering expires at 10:00 a.m. on September 25, 2000.

To receive a copy of the Prospectus, call our Stock Information Center toll free at (877) 902-7556, Monday through Friday, 9:00 a.m. to 4:00 p.m.



                          Harris Savings Bank [LOGO]


This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

_________
Note: Another ad version could look slightly different, to more specifically attract York community

DEPOSITOR PROXYGRAM LETTER
                            R  E  M  I  N  D  E  R

                         WE REQUEST YOUR PROMPT VOTE!

Our records indicate that we have not received the Proxy Card(s) mailed to you recently in a large white envelope containing a Proxy Statement. If you recently mailed your Proxy Card(s), please accept our thanks and disregard this request.

Please note:
 .    NOT VOTING HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.
                                              -------

 .    VOTING DOES NOT OBLIGATE YOU TO PURCHASE STOCK IN OUR STOCK OFFERING.

 .    PLEASE VOTE AND SIGN THE ENCLOSED REPLACEMENT PROXY CARD AND RETURN IT IN
     THE ENCLOSED ENVELOPE.

 .    WE HOPE YOU WILL VOTE YOUR PROXY CARD "FOR" THE PLAN.
                                            ---

     If you receive more than one of these reminder mailings, please vote each proxy card received.  None are duplicates!

                                  QUESTIONS?

        Please call our Information Center toll free at (877) 902-7556, Monday through Friday, 9:00 a.m. to 4:00 p.m., Eastern time.


                          HARRIS SAVINGS BANK [LOGO]

_______________
NOTE: A different version may be created for a second proxygram mailing. Printed on canary yellow 8 1/2" x 11" paper.

STOCKGRAM CARD (Optional)



Front of card:
--------------
________________________________________________________________________________


Waypoint Financial [logo]          STOCKGRAM
                                   Time is running out for you to purchase stock in Waypoint Financial Corp.'s offering of common stock.


          THIS IS A REMINDER THAT YOUR OPPORTUNITY TO PARTICIPATE IN
    OUR OFFERING EXPIRES AT 10:00 A.M. EASTERN TIME, ON SEPTEMBER 25, 2000.

Questions? Call the Stock Information Center toll free at (877) 902-7556, from 9:00 a.m. to 4:00 p.m. Eastern time, Monday through Friday.

If you have already placed a stock order, please disregard this reminder.



This notice is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.
________________________________________________________________________________


Back of card:
-------------

Harris Savings Bank return address; customer name(s) and address imprinted; pre-paid postage permit information.


______________
NOTE:  4 1/2" x 6" card, printed on blue paper.  Mailed to a select group.

VOTE - BANK STATEMENT REMINDER CLAUSE (Optional)


In late August, you may have received a large envelope containing proxy cards to be used to vote on our organization's Plan of Conversion. If you received cards, but have not mailed them back, please do so. If you have questions about voting, call our Information Center toll free, (877) 902-7556, Monday through Friday, 9:00 a.m. to 4:00 p.m., Eastern time. Thank you.

_______________
NOTE: This can be printed in a "notice" space on September bank statement cycles.

RYAN, BECK "BROKER DEALER" LETTER
[Ryan, Beck Letterhead]



Dear Sir/Madam:

At the request of Waypoint Financial Corp., we are enclosing materials regarding the offering of Waypoint Financial common stock. We have included in the package a Prospectus describing the stock offering. Ryan, Beck & Co., Inc. has been retained by Waypoint Financial as selling agent in connection with the stock offering.

We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.


Sincerely,
Ryan, Beck & Co.


This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.


____________________________
NOTE: To accompany, not replace, one of the preceding letters for prospects in states where the offer must be made by a broker-dealer.

OPERATIONS CENTER POSTER



                                LOOKING FOR OUR


                           STOCK INFORMATION CENTER?



                    Please see receptionist for assistance.

COMMUNITY MEETING INVITATION FOR ENCLOSURE IN MAILING PACKAGES
FRONT
                        You Are Cordially Invited. . .

                   To an Informational Meeting and Reception

   to learn about the business focus of Waypoint Financial Corp., its stock offering and the merger of Harris Savings Bank and
                   York Federal Savings and Loan Association


                              [Put location here]

                              September __, 2000

                              [Put location here]

                              September __, 2000


                                   7:00 p.m.

                           Light Refreshments Served



                              SEATING IS LIMITED
                     Please call to make your reservation.

                           Toll free (877) 902-7556
                            Monday through Friday,
                            9:00 a.m. to 4:00 p.m.


                           Waypoint Financial [LOGO]


This invitation is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

NEWSPAPER ADVERTISEMENT)

                           WAYPOINT FINANCIAL [LOGO]
                   (Holding Company for Harris Savings Bank)


                            Up to 26,450,000 SHARES
                                 Common Stock

                                     PRICE
                               $10.00 Per Share


Waypoint Financial, Corp., newly-formed to replace Harris Financial, Inc. as the holding company for Harris Savings Bank, is conducting an offering of common stock. Shares may be purchased directly from Waypoint Financial during the offering period.

This stock offering expires at 10:00 a.m. on _______________, 2000.


                                      **
                        You Are Cordially Invited. . .

To an informational meeting and reception to learn about the business focus of Waypoint Financial, its stock offering and the proposed merger of Harris Savings Bank and York Federal Savings and Loan Association.

     [Put location here]          September __, 2000               7:00 p.m.
     [Put location here]          September __, 2000               7:00 p.m.

                           Light Refreshments Served
                                      **



To make a reservation or receive a copy of the Prospectus, call our Stock Information Center toll free at (877) 902-7556, Monday through Friday, 9:00 a.m. to 4:00 p.m.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government


Note: Another ad version could look slightly different, to more specifically
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attract York community.
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